Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Puget Sound Power & Light Company on Form S-3 (File Nos. 33-26818 and 33-53056) and Form S-8 (No. 33-27396 and 33-52127) of our report dated February 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Power & Light Company as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.


Seattle, Washington
March 10, 1995